UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

UROGEN PHARMA LTD.

(Exact name of registrant as specified in its charter)

Israel	001-38079	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue New York, New York		10014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 768-9780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS0.01 per share	URGN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 24, 2019, Urogen Pharma, Ltd. (the “Company”) issued a press release titled “UroGen Reports Positive Data from Two Important Studies: UGN-101 OLYMPUS Pivotal Trial in LG UTUC and UGN-102 Phase 2b OPTIMA II Trial in LG Bladder Cancer” (the “Data Press Release”). A copy of the Data Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On September 24, 2019, the Company delivered a presentation to investors via webcast relating to, among other things, the data that is the subject of the Data Press Release. A copy of the presentation is filed herewith as Exhibit 99.2 and incorporated herein by reference.

On September 24, 2019, the Company issued a press release titled “UroGen Investor Day Details Positive Clinical Updates, UGN-101 Launch Preparedness, and Pipeline Advances” (the “Recap Press Release”). A copy of the Recap Press Release is filed herewith as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Press Release, dated September 24, 2019.

99.2	Investor Presentation, dated September 24, 2019.

99.3	Press Release, dated September 24, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2019	UROGEN PHARMA LTD.

	By:	/s/ Peter Pfreundschuh
Peter Pfreundschuh
Chief Financial Officer